Exhibit 99.1

BranchOut Food Announces $2.5 Million Institutional Investment Pricing Following Record October Achieving a $20 Million Annualized Revenue Run Rate

Strategic capital infusion underscores investor confidence as BranchOut reaches its strongest growth phase to date and scales production to meet accelerating demand.

BEND, Ore., November 13th 2025 — BranchOut Food Inc. (NASDAQ: BOF) a leading food technology company pioneering the next generation of natural fruit and vegetable snacks through its proprietary GentleDry™ process, today announced the pricing of a $2.5 million institutional investment consisting of 1,034,600 shares of common stock to be purchased by Bard Associates, Inc. The financing will strengthen BranchOut’s working capital reserves and marks an important milestone in the company’s growth. This investment is opportunistic for BranchOut, providing the company with the ability to bolster its balance sheet and fund key growth initiatives. Alexander Capital L.P. is acting as sole bookrunner for the offering.

“This financing is a powerful validation of our momentum and mission,” said Eric Healy, CEO of BranchOut Food. “October was the best month in our company’s history, with record revenue of $1.7 million, equivalent to a $20 million annualized run rate. With this capital, we will be well positioned to scale production and execution across our rapidly growing retail and ingredient channels.”

Healy added, “We see significant growth ahead and are expanding our production facility early next year with the installation of our fourth large-scale REV line, which strengthens BranchOut’s position as the largest GentleDry™ operation in the world. In addition, we are transitioning from a made-to-order model to an inventory-based production strategy to reduce air shipping requirements, improve efficiency, and support larger retail programs. This capital will directly support those initiatives, funding both inventory build and critical capital expenditures.”

About BranchOut Food Inc.

BranchOut Food is a leading international food technology company, specializing in the production of high-quality dehydrated fruit and vegetable-based products through its proprietary GentleDry Technology. This next-generation dehydration method preserves up to 95% of the original nutrition of fresh produce, offering superior quality and taste. Protected by over 17 patents, BranchOut’s technology enables it to stand out as a trusted brand, ingredient and a private-label supplier. For more information, visit www.branchoutfood.com or follow us on social media here.

For more information:

ir@branchoutfood.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts of future events. Forward-looking statements may be identified using words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate”, “plan,” “position”, “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements with respect to the operations of BranchOut Food, Inc., (the Company) strategies, prospects and other aspects of the business of the Company are based on current expectations that are subject to known and unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from expectations expressed or implied by such forward-looking statements. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Although it may voluntarily do so from time to time, the Company undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities laws.

Disclaimer

The securities described above are being offered by BranchOut pursuant to a shelf registration statement on Form S-3, as amended (File No. 333-287500) that was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on May 27, 2025. The offering is being made only by means of a prospectus supplement and a base prospectus forming a part of the effective registration statement. A copy of the prospectus supplement related to the offering, when available, may be obtained from Alexander Capital L.P., 10 Drs James Parker Boulevard #202, Red Bank, New Jersey 07701, Attention: Equity Capital Markets, or by calling (212) 687-5650 or emailing info@alexandercapitallp.com or by logging on to the SEC’s website at www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state or jurisdiction. Any offers, solicitations or offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act of 1933, as amended.